Exhibit 99.2

The following sentence previously included in the Initial Form 8-K filed on May 7, 2012, in Exhibit 99.2 under “ADESA Results” on page 4 is amended to say:

“Selling, general and administrative expense increased $11.6 million to $66.7 million, primarily due to the acquisition and integration of OPENLANE which accounted for approximately $11.7 million of the increase, as well as an increase in incentive compensation, partially offset by a decrease in stock-based compensation expense and fluctuations in the Canadian exchange rate.”